SHAREHOLDER RESPONSE SUMMARY REPORT               Page: 1

                       STRATEGIST FUND GROUP
                   STRATEGIST GROWTH FUND  (019)
                       Tuesday, May 09, 2000

                                        % of Outstanding         % of Shares
                        No. of Shares          Shares              Voted



 1. Approve the Agreement and Plan of Reorganization between the Strategist Fund and the AXP Fund providing for the acquisition of all assets of the Strategist Fund by the AXP Fund in exchange for Class A shares of the AXP Fund and assumption by the AXP Fund of the liabilities of the Strategist Fund, to be followed by distribution of those Class A shares to the shareholders of the Strategist Fund and the subsequent termination of the Strategist Fund.

      Affirmative        423,603.815           82.265%        99.441%
      Against                521.549            0.101%         0.122%
      Abstain              1,860.187            0.362%         0.437%

      Total              425,985.551           82.728%       100.000%




               SHAREHOLDER RESPONSE SUMMARY REPORT                    Page: 2

                      STRATEGIST FUND GROUP
                  STRATEGIST GROWTH FUND  (019)
                      Tuesday, May 09, 2000

                                        % of Outstanding         % of Shares
                     No. of Shares              Shares               Voted



   ** Fund Totals:          Shares


   Record Total         514,925.941


   Voted Shares         425,985.551

   Percent Voted            82.728%




          SHAREHOLDER RESPONSE SUMMARY REPORT                   Page: 1

                 STRATEGIST FUND GROUP
         STRATEGIST GROWTH TRENDS FUND  (006)
                 Tuesday, May 09, 2000

                               % of Outstanding        % of Shares
           No. of Shares              Shares              Voted



 1. Approve the Agreement and Plan of Reorganization between the Strategist Fund and the AXP Fund providing for the acquisition of all assets of the Strategist Fund by the AXP Fund in exchange for Class A shares of the AXP Fund and assumption by the AXP Fund of the liabilities of the Strategist Fund, to be followed by distribution of those Class A shares to the shareholders of the Strategist Fund and the subsequent termination of the Strategist Fund.



 Affirmative   662,399.125           86.081%            99.828%
 Against           678.594            0.088%             0.103%
 Abstain           460.970            0.060%             0.069%

 Total         663,538.689           86.229%           100.000%




                    SHAREHOLDER RESPONSE SUMMARY REPORT           Page: 2

                           STRATEGIST FUND GROUP
                   STRATEGIST GROWTH TRENDS FUND  (006)
                           Tuesday, May 09, 2000

                                          % of Outstanding         % of Shares
                     No. of Shares                  Shares               Voted



 ** Fund Totals:            Shares


 Record Total          769,504.857


 Voted Shares          663,538.689


 Percent Voted             86.229%





       SHAREHOLDER RESPONSE SUMMARY REPORT                      Page: 1

              STRATEGIST FUND GROUP
      STRATEGIST SPECIAL GROWTH FUND  (002)
              Tuesday, May 09, 2000

                                  % of Outstanding      % of Shares
               No. of Shares             Shares            Voted



 1. Approve the Agreement and Plan of Reorganization between the Strategist Fund and the AXP Fund providing for the acquisition of all assets of the Strategist Fund by the AXP Fund in exchange for Class A shares of the AXP Fund and assumption by the AXP Fund of the liabilities of the Strategist Fund, to be followed by distribution of those Class A shares to the shareholders of the Strategist Fund and the subsequent termination of the Strategist Fund.

 Affirmative      185,083.725           58.363%         98.593%
 Against            2,546.548            0.803%          1.357%
 Abstain               93.791            0.030%          0.050%

 Total            187,724.064           59.196%        100.000%




         SHAREHOLDER RESPONSE SUMMARY REPORT                  Page: 2

                STRATEGIST FUND GROUP
        STRATEGIST SPECIAL GROWTH FUND  (002)
                Tuesday, May 09, 2000

                                    % of Outstanding          % of Shares
                    No. of Shares        Shares                  Voted



 ** Fund Totals:            Shares


 Record Total          317,124.859


 Voted Shares          187,724.064

 Percent Voted             59.196%